Exhibit 99.1

Holly Energy Partners Conference Call HEP financing plan for HOC intermediate pipelines Earnings outlook for 2nd Quarter 2005 and full year Estimated EBITDA from transaction 2005/2006 Planned expansion of capacity of intermediate pipelines June 21, 2005

Agenda HEP financing plans for HOC's intermediate pipelines Earnings for 2nd quarter 2005 and full year 2005 Estimated EBITDA from intermediate pipeline transaction 2005/2006 Planned expansion of capacity of intermediate pipelines Questions & Answers

Safe Harbor Disclosure Statement Statements made during the course of this presentation that are not historical facts are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of Holly Corporation and/or Holly Energy Partners, L.P., and actual results may differ materially from those discussed during the presentation. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to the successful closing of Holly Energy Partners' pending acquisition of pipelines from Holly and the future performance of these assets, the actions of actual or potential competitive suppliers and transporters of refined petroleum products in Holly's and Holly Energy Partners' markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to Holly and Holly Energy Partners, the effectiveness of Holly's and Holly Energy Partners' capital investments and marketing and acquisition strategies, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of Holly and Holly Energy Partners is provided in the reports of Holly and Holly Energy Partners filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. Holly and Holly Energy Partners undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agenda HEP financing plans for HOC's intermediate pipelines Earnings for 2nd quarter 2005 and full year 2005 Estimated EBITDA from intermediate pipeline transaction 2005/2006 Planned expansion of capacity of intermediate pipelines Questions & Answers

Consideration paid to Holly Purchase price for intermediate pipelines: $81.5 million At least 90% ($73.35 million) in cash Up to 10% ($8.15 million) in HEP common units At closing, HEP plans to issue 70,000 common units to Holly After closing, HEP plans to purchase and deliver to Holly between 100,000 and 110,000 common units Additional purchases of units to deliver to Holly will be made in the open market or in privately negotiated transactions

Transaction financing detail Issue up to 1.2 million units in a private sale to institutional investors Issue $35 million in notes in Rule 144A offering

HEP debt financing for HOC's intermediate pipelines Sale of additional notes to finance acquisition: On June 14, HEP priced $35 million add-on for its February notes issuance Additional notes will carry same 6.25% coupon Pricing at 98 results in 6.53% yield Closing will be on June 28, 2005 Proceeds approximately $33.8 million

Agenda HEP financing plans for HOC's intermediate pipelines Earnings for 2nd quarter 2005 and full year 2005 Estimated EBITDA from intermediate pipeline transaction 2005/2006 Planned expansion of capacity of intermediate pipelines Questions & Answers

Earnings update for 2nd quarter 2005 and full year 2005 Estimated EBITDA for 2nd quarter 2005: Based on volumes shipped and other known information, our current estimate of 2nd quarter EBITDA is $12.5 million Expected results affected by: Higher volumes from the Navajo refinery shipped south and lower volumes shipped north as compared to plan--tariffs shipped north carry a higher tariff than volumes shipped south Lower volumes at Rio Grande pipeline, partially due to seasonality and some terminal repair in Mexico Alon assets are performing very well Costs remain under control

Agenda HEP financing plans for HOC's intermediate pipelines Earnings for 2nd quarter 2005 and full year 2005 Estimated EBITDA from intermediate pipeline transaction 2005/2006 Planned expansion of capacity of intermediate pipelines Questions & Answers

Estimated EBITDA from intermediate pipeline transaction 2005/2006 As announced, expected incremental EBITDA to HEP resulting from transaction is approximately $10 million annually after one-year ramp-up period in which incremental EBITDA is expected to be approximately $9 million. Expected revenues are derived from 72,000 bpd take-or-pay commitment by Holly at tariff of $0.45 per barrel. During first year, until refinery expansion complete, volumes are expected to average approximately 67,000 BPD. Tariff on the extra 5,000 (to meet volume commitment) will be recorded as unearned revenue. Benefit of unearned revenue can be clawed back (for up to four quarters) and applied by Holly anytime in the next four quarters that shipments exceed 72,000 BPD. To the extent such unearned revenue is not clawed back, that amount would be recorded as revenue in the quarter it becomes no longer available for claw back.

Agenda HEP financing plans for HOC's intermediate pipelines Earnings for 2nd quarter 2005 and full year 2005 Estimated EBITDA from intermediate pipeline transaction 2005/2006 Planned expansion of capacity of intermediate pipelines Questions & Answers

Planned expansion of intermediate pipelines As announced, after the acquisition HEP plans to expend $3.5 million to expand the capacity of the intermediate pipelines Effective pipeline capacity will expand by approximately 10,000 BPD to accommodate expansion at Navajo Refinery After the expansion of the Navajo refinery from 75,000 BPD to 85,000 BPD in 2006, volumes shipped are not expected to substantially exceed the 72,000 BPD level

Agenda HEP financing plans for HOC's intermediate pipelines Earnings for 2nd quarter 2005 and full year 2005 Estimated EBITDA from intermediate pipeline transaction 2005/2006 Planned expansion of capacity of intermediate pipelines Questions & Answers

Notes Earnings before interest, taxes, depreciation and amortization ("EBITDA") is calculated as net income plus (i) interest expense net of interest income and (ii) depreciation and amortization. EBITDA is not a calculation based upon U.S. generally accepted accounting principles ("U.S. GAAP"). EBITDA should not be considered as an alternative to net income or operating income, as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it enhances an investor's understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and for the use of cash for other purposes, including capital expenditures. EBITDA is also used by our management for internal analysis and as a basis for compliance with financial covenants. For additional information on HEP's historical EBITDA, see the information contained in Management's Discussion and Analysis of Financial Condition and Results of Operations in HEP's most recent annual and quarterly reports filed with the Securities and Exchange Commission. Any securities offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.